EXHIBIT 10.30

                             PARTICIPATION AGREEMENT
                                     FOR THE
                          OGLETHORPE POWER CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


     This Participation Agreement for the Oglethorpe Power Corporation Executive Supplemental Retirement Plan (the "Plan") is executed this 15th day of March, 2002, by and between Oglethorpe Power Corporation, a Georgia corporation (the "Corporation"), and Thomas A. Smith (the "Participant").


                              W I T N E S S E T H:

     WHEREAS, the Corporation desires to provide incentives to the Participant as one its key executives to encourage the Participant to remain in the employ of the Corporation; and

     WHEREAS, the Corporation has invited the Participant to participate in the Plan, the Participant is willing to participate in the Plan, and the parties hereto desire to set forth the terms of the deferred compensation benefits to be made available to the Participant under the Plan;

     NOW, THEREFORE, the parties hereto, in consideration of the mutual premises and promises set forth herein and the opportunity for the Participant to receive deferred compensation under the Plan, do hereby agree as follows:

     1. Participation in the Plan. The Participant shall become a Participant in the Plan as of March 15, 2002. As such, the Participant agrees to be bound by the terms of this Participation Agreement and the Plan.

     2. Amount and Timing of Deferred Compensation. The amount, source and timing of the deferred compensation to be paid to the Participant under the Plan are as follows, provided, however, that with respect to each contribution described below, the Participant must be employed by the Corporation on the date the amounts described are to be deferred:

         (a) Upon the execution of this Participation Agreement by the Participant on or before March 31, 2002, the Corporation shall defer and earmark the sum of $150,000, representing $75,000 awarded currently and to be set aside with respect to 2001 and $75,000 awarded currently and to be set aside with respect to 2002.

         (b) On or before March 31, 2003, the Corporation shall defer and earmark the sum of $75,000; and

         (c) On or before March 31, 2004, the Corporation shall defer and earmark the sum of $75,000.



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     3. Vesting of Benefits. The Participant shall become vested in the deferred compensation benefits to be provided under the Plan according to the following schedule:

         (a) As to the $150,000 to be deferred on or before March 31, 2002: 100% full and immediate vesting as of March 31, 2002.

         (b) As to the $75,000 to be deferred on or before March 31, 2003: 100% full and immediate vesting as of March 31, 2003.

         (c) As to the $75,000 to be deferred on or before March 31, 2004: 100% full and immediate vesting as of March 31, 2004.

     4. Distribution Events. Each of the following shall constitute a Distribution Event under the terms of the Plan for deferred compensation covered by this Participation Agreement: the Participant's death, Disability or termination of employment with the Corporation for any reason. Distribution shall commence upon the first to occur of the foregoing Distribution Events.

     5. Investment Direction. The Participant acknowledges that while the Corporation has agreed to set aside funds to assist in meeting its obligations under the Plan, the Plan is in fact unfunded, and the Participant shall have no right, title or interest in and to any specific assets of the Corporation. Nevertheless, the Corporation is willing to permit the Participant to determine the investment of funds that are earmarked to assist in the Corporation's payment of its obligations under the Plan. The Corporation and the Participant agree that the  Corporation  will  establish  an  account  with a broker to hold assets to be earmarked for payment to the Participant under the Plan (acknowledging that such funds are still subject to the claims of the Corporation's creditors), and the Participant may direct any broker as to his preferences with respect to the investment of such assets. In addition, the parties agree that the Corporation may appoint an investment manager satisfactory to the Participant to determine the Participant's perspective on investments and invest the funds accordingly. In addition, the parties may agree to establish a rabbi trust for the purpose of handling the funds and their investment. The initial value of such earmarked assets and the gains or losses attributable thereto shall be reflected in the Participant's account established under the Plan, and amounts to be paid to the Participant shall be governed according to such gains and losses. The parties agree that investments may be made in insurance policies and products in addition to stocks, bonds, mutual funds and other types of investments. In no event shall the Participant's direction of the investment of earmarked assets be construed or interpreted as entitling the Participant to any interest in any specific assets of the Corporation. The Corporation agrees that the cost of administering the Plan shall not be charged against benefits that accrue or become payable to the Participant.

     6. Reliance on Plan. The parties acknowledge that the terms of the Plan govern except as specifically provided herein. Any undefined capitalized terms herein shall have the meaning set forth in the Plan. By executing this Participation Agreement, the Participant acknowledges and agrees that his entitlement to payments under the Plan shall be made in accordance with, and subject to, the terms of the Plan and this Participation Agreement.



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     7.  Form of  Payment.  The  Participant  and  the  Corporation  agree  that distributions under the Plan may be in cash or in kind.


     IN WITNESS WHEREOF, the Corporation, acting through its duly authorized officer, and the Participant have executed this Participation Agreement on the day and year first above written.


                                  PARTICIPANT:



                                           /s/Thomas A. Smith
                                  ----------------------------------------------
                                  Signature of Participant





                                  OGLETHORPE POWER CORPORATION




                                  By:      /s/ J. Calvin Earwood
                                      ------------------------------------------
                                           J. Calvin Earwood
                                            Chairman of the Board of Directors



                                  Attest:  /s/Patricia N. Nash
                                          --------------------------------------
                                          Patricia N. Nash, Secretary


                                                    (CORPORATE SEAL)


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